EX-99.(14)(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of our report dated April 16, 2021 relating to the financial statements and financial highlights, which appear in Franklin Florida Tax-Free Income Fund and Franklin Kentucky Tax-Free Income Fund's Annual Reports on Form N-CSR of Franklin Tax-Free Trust for the year ended February 28, 2021; our report dated July 22, 2021 relating to the financial statements and financial highlights, which appear in Franklin Tennessee Municipal Bond Fund’s Annual Report on Form N-CSR of Franklin Municipal Securities Trust for the year ended May 31, 2021 and our report dated June 18, 2021, relating to the financial statements and financial highlights, which appear in Franklin Federal Tax-Free Income Fund's Annual Report on Form N-CSR for the year April 30, 2021. We also consent to the references to us under the headings “Agreement and Plan of Reorganization”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
September 1, 2021